CoinShares Bitcoin ETF 10-K

Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K for the year ended December 31, 2025 (the “Report”) of CoinShares Bitcoin ETF (the “Registrant”) and each of its series, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Jean-Marie Mognetti, the Principal Executive Officer of the Registrant, hereby certify, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 10, 2026	By:	/s/ Jean-Marie Mognetti
	Name:	Jean-Marie Mognetti
	Title:	Principal Executive Officer CoinShares Bitcoin ETF